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                                                                  EXHIBIT 10.30


                         NOTE SECURED BY DEED OF TRUST
             ALL-INCLUSIVE STRAIGHT NOTE              ESCROW NO: 01-17845-GL/BC




$2,000,000.00, VICTORVILLE, CALIFORNIA, OCTOBER 20, 1995


ON OR BEFORE: January 4, 1997          for value received, I promise to pay to

FULLERTON EQUITIES LIMITED, A CALIFORNIA LIMITED PARTNERSHIP,

or order, at place designated by the holder(s) hereof, the sum of
**TWO MILLION AND NO/100 DOLLARS**,
with interest from January 4, 1996             until paid, at the rate of
12.00% percent per annum, payable in monthly installments of INTEREST ONLY, ($20,000.00) or more, beginning February 4, 1996 and continuing monthly thereafter until the due date specified above, or until the undersigned obtains the funding of a permanent loan, whichever is earlier, at which time the entire unpaid principal balance, together with the interest due thereon, shall become immediately due and payable.

The undersigned, however, is entitled to a $50,000.00 credit for initial payments due under this Note. In the event this Note is paid off prior to the above credit being used, the undersigned shall not be entitled to benefit from such credit, and specifically shall not be entitled to a reduction of the principal balance due under this Note.

Should interest not be so paid, it shall thereafter bear like interest as the principal, provided that the total interest payable to maturity shall in no event exceed simply interest on the unpaid balance at the maximum rate permitted by law. Should default be made in payment of interest when due, the whole sum of principal and interest shall become immediately due, at the option of the holder of this note. Principal and interest payable in lawful money of the United States. If action be instituted on this note, I promise to pay such sum as the Court may fix as attorney's fees. This note is secured by a Deed of Trust to SLL Services, Inc., as Trustee.


LEONARD M. CRITES AND MARCELINE R. CRITES, TRUSTEES OF THE LEONARD M. CRITES AND MARCELINE R. CRITES REVOCABLE LIVING TRUST DATED MAY 3, 1995


/s/  Leonard M. Crites                         /s/ Marceline R. Crites
- ---------------------------------              --------------------------------
Leonard M. Crites, Trustee                     Marceline R. Crites, Trustee

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      March 5         , 1996          Costa Mesa, California
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For adequate consideration, receipt of which is hereby acknowledged, this Note
Secured by Deed of Trust is hereby assigned to: GARY L. DAVIDSON, a married man, as to an undivided 34.23%; JOHN A. BOOTY, a married man, as to an undivided 34.23%; DAVID P. COLLINS, a married man, as to an undivided 20.16%; and GRAHAM ESPLEY-JONES, a married man, as to an undivided 11.38%, all as TENANTS IN COMMON.



Fullerton Equities Limited,
a California limited partnership

By:     ARV Assisted Living, Inc.,
        a California corporation, General Partner



        /s/ Gary L. Davidson
        -------------------------------------------
        Gary L. Davidson, Chairman of the Board